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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Storage Computer Corporation
Nashua, New Hampshire


We here by consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2000, except for Notes E and N which are as of April 14, 2000, relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999.


We also consent to the reference to us under the caption "Experts" in the prospectus.


                                              /s/ BDO Seidman, LPP

                                              BDO Seidman, LLP




Boston, Massachusetts
August 16, 2000